EXHIBIT 99.1

CAREMARK SHAREHOLDERS TO RECEIVE INCREASED SPECIAL DIVIDEND FOLLOWING MERGER WITH CVS

WOONSOCKET, RI and NASHVILLE, TN, February 13, 2007 – CVS Corporation (NYSE: CVS) and Caremark Rx, Inc. (NYSE: CMX) announced today that they have increased the value of their proposed merger for Caremark shareholders by increasing the special cash dividend payable to Caremark shareholders promptly following closing of the merger with CVS to $6.00 per share from the previously announced $2.00 per share. Caremark and CVS will hold their respective shareholder meetings to vote on the transaction on February 20 and February 23 and intend to close the merger shortly thereafter.

The Caremark board of directors declared the special cash dividend on February 12, 2007. The special cash dividend will be paid upon or promptly after the effective time of the merger to Caremark stockholders of record on the date immediately preceding the closing date of the merger. Payment of the special cash dividend is conditioned on the completion of the merger. In connection with its declaration of the $6.00 per share special cash dividend, the Caremark board of directors unanimously reaffirmed its recommendation that Caremark stockholders vote “FOR” the merger of Caremark and CVS at the Caremark special meeting on February 20, 2007.

The original terms of the CVS/Caremark merger agreement remain unchanged. Caremark shareholders will receive 1.67 shares of CVS/Caremark stock for each share of Caremark they own in the merger of equals transaction. On a pro forma basis, CVS stockholders will own 54.5% of the combined company and Caremark stockholders will own 45.5% .

In addition to announcing the increased special dividend, CVS and Caremark reiterated the many immediate and long-term financial benefits for shareholders included in their proposed merger, including:

  Conservatively estimated annual cost synergies in excess of $500 million.
  The ability to achieve between $800 million and $1 billion in incremental revenues in 2008 and significantly more thereafter.
  Powerful cash flow generation and a solid investment grade rating, giving CVS/Caremark the ability to capitalize on strategic opportunities and distribute cash to shareholders through dividends and share repurchases on an ongoing basis.
  A plan to retire 150 million of the outstanding shares of CVS/Caremark, or about 10 percent of its outstanding shares, promptly following the close of the transaction.
  Solid accretion in 2008.

“Today’s announcement reflects our continued enthusiasm for this transaction,” said Tom Ryan, Chairman, President and CEO of CVS. “Clearly, the CVS/Caremark merger is superior to the illusory and highly conditional Express Scripts’ ‘offer’ in every conceivable way. Our merger can be closed quickly, delivers real and concrete shareholder value and is based on a compelling strategic rationale. By combining the resources and capabilities of the nation’s largest pharmacy chain with the leading PBM, CVS/Caremark will be uniquely positioned to meet the evolving needs of today’s healthcare system by offering new products and services that will reduce costs and improve outcomes. Since announcing our transaction, this message has resonated with consumers, employers and shareholders. Having enhanced the value of our merger to shareholders, cleared all regulatory hurdles and scheduled shareholder meetings to approve our merger, we are committed to closing this transaction later this month as planned.”

Mac Crawford, Chairman, CEO and President of Caremark, added, “This action to triple the special cash dividend makes an already compelling transaction even more compelling for our shareholders. We urge Caremark shareholders to support the strategic combination with CVS, which now offers even greater immediate value in addition to substantial long-term benefits. We are pleased to be able to deliver this significant incremental value to our investors.”

About CVS

CVS is America's largest retail pharmacy, operating more than 6,200 retail and specialty pharmacy stores in 43 states and the District of Columbia. With more than 40 years of dynamic growth in the retail pharmacy industry, CVS is committed to being the easiest pharmacy retailer for customers to use. CVS innovatively serves the healthcare needs of all customers through its CVS/pharmacy stores; its online pharmacy, CVS.com; its retail-based health clinic subsidiary, MinuteClinic; and its pharmacy benefit management, mail order and specialty pharmacy subsidiary, PharmaCare. General information about CVS is available through the Investor Relations portion of the Company's website, at http://investor.cvs.com, as well as through the pressroom portion of the Company's website, at www.cvs.com/pressroom.

About Caremark

Caremark is a leading pharmaceutical services company, providing through its affiliates comprehensive drug benefit services to over 2,000 health plan sponsors and their plan participants throughout the U.S. The company's clients include corporate health plans, managed care organizations, insurance companies, unions, government agencies and other funded benefit plans. In addition, Caremark is a national provider of drug benefits to eligible beneficiaries under the Medicare Part D program. The company operates a national retail pharmacy network with over 60,000 participating pharmacies, seven mail service pharmacies, the industry's only FDA-regulated repackaging plant and 21 licensed specialty pharmacies for delivery of advanced medications to individuals with chronic or genetic diseases and disorders.

Additional information about Caremark is available at www.caremark.com and at www.cvscaremarkmerger.com.

Contacts:

For CVS:	For Caremark:
Investor Inquiries:	Investor Inquiries:
Nancy Christal, (914) 722-4704	Craig Hartman, (615) 743-6653

Media Inquiries:	Media Inquiries:
Eileen Howard Dunn, (401) 770-4561	George Sard/Brandy Bergman/Jeffrey Matthews
Sard Verbinnen & Co.
(212) 687-8080

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about CVS and Caremark. When used in this document, the words “anticipates”, “may”, “can”, “believes”, “expects”, “projects”, “intends”, “likely”, “will”, “to be” and any similar expressions and any other statements that are not historical facts, in each case as they relate to CVS or Caremark or to the combined company, the management of either such company or the combined company or the transaction are intended to identify those assertions as forward-looking statements. In making any of those statements, the person making them believes that its expectations are based on reasonable assumptions. However, any such statement may be influenced by factors that could cause actual outcomes and results to be materially different from those projected or anticipated. These forward-looking statements, including, without limitation, statements relating to anticipated accretion, return on equity, cost synergies, incremental revenues and new products and offerings, are subject to numerous risks and uncertainties. There are various important factors that could cause actual results to differ materially from those in any such forward-looking statements, many of which are beyond the control of CVS and Caremark, including macroeconomic condition and general industry conditions such as the competitive environment for retail pharmacy and pharmacy benefit management companies, regulatory and litigation matters and risks, legislative developments, changes in tax and other laws and the effect of changes in general economic conditions, the risk that a condition to closing of the transaction may not be satisfied, the risk that a regulatory approval that may be required for the transaction is not obtained or is obtained subject to conditions that are not anticipated and other risks to consummation of the transaction. The actual results or performance by CVS or Caremark or the combined company, and issues relating to the transaction, could differ materially from those expressed in, or implied by, any forward-looking statements relating to those matters. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of CVS or Caremark, the combined company or the transaction.

Important Information for Investors and Stockholders

A Registration Statement on Form S-4, containing a joint proxy statement and prospectus relating to the proposed merger of Caremark and CVS, was declared effective by the Securities and Exchange Commission on January 19, 2007. CVS and Caremark urge investors and shareholders to read the joint proxy statement/prospectus and any other relevant documents filed by either party with the SEC because they will contain important information.

Investors and shareholders may obtain the joint proxy statement / prospectus and other documents filed with the SEC free of charge at the website maintained by the SEC at www.sec.gov. In addition, documents filed with the SEC by CVS will be available free of charge on the investor relations portion of the CVS website at http://investor.cvs.com. Documents filed with the SEC by Caremark will be available free of charge on the investor relations portion of the Caremark website at www.caremark.com.

CVS and certain of its directors and executive officers are participants in the solicitation of proxies from the shareholders of CVS in connection with the merger. A description of the interests of CVS's directors and executive officers in CVS is set forth in the proxy statement for CVS's 2006 annual meeting of shareholders, which was filed with the SEC on March 24, 2006 and in the joint proxy statement/prospectus referred to above. Caremark, and certain of its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with the merger. A description of the interests of Caremark's directors and executive officers in Caremark is set forth in the proxy statement for Caremark's 2006 annual meeting of shareholders, which was filed with the SEC on April 7, 2006 and in the joint proxy statement/prospectus referred to above.